UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2009

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-3034	41-0448030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota		55401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  612-330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Officers

Effective August 26, 2009, the following officers were elected to the positions as described below:

Benjamin G.S. Fowke III, 51, was elected as President and Chief Operating Officer of Xcel Energy Inc. (the “Company”).  Mr. Fowke had been serving as Executive Vice President and Chief Financial Officer of the Company since December 2008, and served as Vice President and Chief Financial Officer of the Company from October 2003 to December 2008.  In his prior positions, Mr. Fowke served as the principal financial officer of the Company.

David M. Sparby, 55, was elected as Vice President and Chief Financial Officer of the Company and will begin serving as the Company’s principal financial officer.  Mr. Sparby had been serving as the President, Director and Chief Executive Officer of Northern States Power Company, a Minnesota corporation (“NSP-Minnesota”), since August 2008, and previously served as Executive Vice President and Director, Acting President and Chief Executive Officer, NSP-Minnesota, from January 2007 to August 2008.  Prior to that, Mr. Sparby served as the Vice President, Government and Regulatory Affairs, Xcel Energy Services Inc., from September 2000 to January 2007.

Richard C. Kelly will continue to serve as the Company’s Chairman and Chief Executive Officer.

All officers hold their offices until the earlier of their death, disqualification, resignation or removal or until a successor is elected and qualifies.

Compensatory Arrangements of Certain Officers

In connection with the assumption of his increased responsibilities, effective August 26, 2009, Mr. Fowke’s annual salary was increased from $645,000 to $660,000.  In addition, Mr. Fowke’s annual incentive award target for 2009 was increased to 70% of salary from 65% of salary.

In connection with the assumption of his increased responsibilities, effective August 26, 2009, Mr. Sparby’s annual salary was increased from $345,000 to $470,000.  In addition, his annual incentive award target for 2009 was increased to 65% of salary from 50% of salary, and Mr. Sparby was also named as a Tier 1 Participant under the Company’s Senior Executive Severance and Change in Control Policy. As a result, if Mr. Sparby is terminated, including a voluntary termination following a diminution in salary, benefits or responsibilities, within two years following a change in control of the Company, he will be eligible to receive the following increased benefits:  (i) a cash payment of three times his annual base salary and target annual incentive award instead of two times such amount, (ii) a cash  payment for the value of additional retirement savings and pension credits for three years as opposed to two years, (iii) continuation of his medical, dental and life insurance, financial planning and perquisite allowance benefits for three years instead of two years, and (iv) an additional cash payment to make him whole for any excise tax on excess parachute payments that he may incur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC.
(a Minnesota Corporation)

/s/ Cathy J. Hart
Cathy J. Hart
Vice President and Corporate Secretary

Date: August 26, 2009